UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 19, 2006

CARREKER CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-24201	75-1622836
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

4055 VALLEY VIEW LANE
DALLAS, TEXAS		75244
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 458-1981

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

The Company entered into an employment agreement with current Executive Vice President Blake Williams effective as of April 19, 2006. The term of such agreement is one year; provided however, that the agreement automatically renews for successive one-year terms unless terminated by either party in accordance with its provisions.

Under Mr. Williams’ employment agreement, a “triggering event” would occur in the event of certain change of control transactions, including:

•                  A person or group becomes the beneficial owner of more than 50% of the combined voting power of the Company’s outstanding securities

•                  the majority of the board is elected without being not nominated by management or the existing Board

•                  the Company merges of consolidates with another corporation and as a result, less than 51% of the voting securities of the surviving corporation is owned by the former shareholders of the Company, or

•                  the Company liquidates or dissolves or sells substantially all of its assets

If Mr. Williams’ employment is terminated by the Company without “cause” or by the employee as a result of an involuntary termination (a “good reason” termination) prior to a triggering event, then Mr. Williams will be entitled to receive a cash severance payment equal to the sum of annual base salary plus his maximum target bonus for the current fiscal year, payable over a 12-month period. “Cause” is defined as an act by the executive that is materially adverse to the Company’s best interests and could be the subject of a felony criminal action or the failure of the executive to substantially perform his or her duties under the agreement, after notice and opportunity to cure. A “good reason” termination would occur if the executive’s duties were materially diminished, if the executive is relocated or if the Company was in material breach of the employment agreement.

If Mr. Williams’ employment is terminated after a triggering event, either by the Company without cause or by Mr. Williams for good reason, then he would be entitled to receive a lump sum cash payment equal to two times the sum of his annual base salary and maximum target bonus in the current fiscal year.

Contemporaneously with the execution of his employment agreement, Mr. Williams was granted 46,500 stock options and 46,000 restricted shares under the Company’s Third Amended and Restated 1994 Long Term Incentive Plan (“LTIP”). These awards vest ratably over three and five years, respectively. Under the LTIP, upon, all outstanding stock options will vest and the restrictions on all restricted stock awarded will lapse upon the occurrence of a change of control “triggering event”. The definition of a triggering event under the LTIP is the same as under Mr. Williams’ employment agreement, as set forth above.

There are no related party transactions between Mr. Williams and the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2006

CARREKER CORPORATION

	By:	/s/ JOHN S. DAVIS
John S. Davis
Executive Vice President and General Counsel

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